Exhibit 99.1



                                                                                                                 February 14, 2002
Bear, Stearns & Co. Inc.                                                                                               04:40PM EST
rportnoy                                                                                                               Page 1 of 1
                                                        RON-VN204

                                                       Sensitivity

                                      Settle Date: 2/26/2002 Curve Date: 2/14/2002



                                                    Tranche: A2 (A2)
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                175.00% MHP            200.00% MHP         225.00% MHP         250.00% MHP         275.00% MHP
                    10%                    10%                 10%                 10%                 10%
                    3.63                   3.29                3.00                2.76                2.56
   Price             29                     26                 24                  22                  21
                7/7/2004                4/7/2004            2/7/2004            12/7/2003           11/7/2003
                     61                     55                 51                  46                  43
                3/7/2007                9/7/2006            5/7/2006            12/7/2005           9/7/2005
                     33                     30                 28                  25                  23
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             4.80                       4.80                4.80                4.80              4.79
99.973940
             3.24                       2.96                2.72                2.52              2.34
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                175.00% MHP         200.00% MHP         225.00% MHP         250.00% MHP         275.00% MHP        PREPAY
                     0%                  0%                  0%                  0%                  0%             CALL
                     3.63                3.29                3.00                2.76                2.56         Avg. Life
  Price               29                  26                  24                  22                  21         Prin. Start
                 7/7/2004            4/7/2004            2/7/2004            12/7/2003           11/7/2003      Prin. Start Date
                      61                  55                  51                  46                  43          Prin. End
                 3/7/2007            9/7/2006            5/7/2006            12/7/2005           9/7/2005       Prin. End Date
                      33                  30                  28                  25                  23       Prin. Window Len
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               4.80                 4.80                4.80                4.80                4.79           Yield
99.973940
               3.24                 2.96                2.72                2.52                2.34           Duration
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